                                                             EXHIBIT 25


                                    Securities Act of 1933 File No. _________
                                    (If application to determine eligibility of trustee for delayed offering pursuant to
                                    Section 305 (b) (2))

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)____X____

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                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of  principal executive offices)

                                      10081
                                   (Zip Code)
                                ________________


THE ST. PAUL COMPANIES, INC                            ST. PAUL CAPITAL L.L.C.
              (Exact  name of obligor as specified in its charter)

     MINNESOTA                                                   DELAWARE
         (State or other jurisdiction of incorporation  or organization)

     41-0518860
                      (I.R.S. Employer Identification No.)

                              385 WASHINGTON STREET
                               ST. PAUL, MINNESOTA
                    (Address of principal  executive offices)

                                      55102
                                   (Zip Code)
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                                DEBT SECURITIES
                       (Title of the indenture securities)
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ITEM 1.  GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of  Governors of The Federal Reserve System,
               Washington, D. C.

     (b)  Whether it is authorized to exercise  corporate trust powers.

               Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility.

     *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
     *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
     *3. --  Copies of authorizations of The Chase Manhattan Bank
             (National Association) to exercise corporate trust powers, both of which documents are still in effect.
             (See Exhibit T-1 (Item 12), Registration No. 2-67437).
     *4. --  A copy of the existing by-laws of the trustee. (See Exhibit
             T-1 (Item 12(a)), Registration No. 33-28806.)
      5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
     *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
      7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                       1.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 7th day April, 1995.





                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)





                                    By /s/ SAM SCHWARTZMAN
                                      ----------------------
                                          Sam Schwartzman
                                      Corporate Trust Officer


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                                       2.

Consolidating domestic and foreign subsidiaries of the
                THE CHASE MANHATTAN BANK (National Association) of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370

COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES


                                                                           THOUSANDS
                               ASSETS                                      OF DOLLARS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin                      $  4,517,179
  Interest-bearing balances                                                  7,001,642
Held to maturity securities                                                  1,593,325
Available-for-sale securities                                                4,669,255
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of the
 bank and of its Edge and Agreement subsidiaries, and
 in IBFs:
 Federal funds sold                                                          3,651,850
 Securities purchased under agreements to resell                                     0
Loans and lease financing receivable:
  Loans and leases, net of unearned
  income                                                $ 50,879,818
  LESS: Allowance for loan and lease
  losses                                                   1,073,196
  LESS:  Allocated transfer risk reserve                           0
                                                        ------------
  Loans and leases, net of unearned income, allowance,
  and reserve                                                               49,806,622
Assets held in trading accounts                                             13,112,807
Premises and fixed assets (including capitalized
leases)                                                                      1,758,500
Other real estate owned                                                        480,982
Investments in unconsolidated subsidiaries and
associated companies                                                            55,722
Customers' liability to this bank on acceptances
outstanding                                                                    611,839
Intangible assets                                                              787,948
Other assets                                                                 6,145,452
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TOTAL ASSETS                                                               $94,193,123
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                                LIABILITIES
Deposits:
 In domestic offices                                                      $ 29,536,028
   Noninterest-bearing                                 $  11,648,377
   Interest-bearing                                       17,887,651
                                                       -------------
In foreign offices, Edge and Agreement
subsidiaries, and IBFs                                                      36,020,612
Noninterest-bearing                                    $   2,320,293
Interest-bearing                                          33,700,319
Federal funds purchased and securities sold            -------------
  under agreements to repurchase in domestic
  offices of the bank and of its Edge and Agreement
  subsidiaries, and in IBFs:
  Federal funds purchased                                                    1,014,936
  Securities sold under agreements to repurchase                               678,033
Demand notes issued to the U.S. Treasury                                       300,000
Trading liabilities                                                          8,066,477
Other borrowed money:
  With original maturity of one year or less                                 2,940,252
  With original maturity of more than one year                                 427,525
Mortgage indebtedness and obligations under
capitalized leases                                                              40,550
Bank's liability on acceptances executed and
 outstanding                                                                   616,531
 Subordinated notes and debentures                                           2,360,000
 Other liabilities                                                           5,195,890
                                                                           -----------
TOTAL LIABILITIES                                                           87,196,834
                                                                           -----------

 Limited-life preferred stock and related surplus                                    0
                            EQUITY CAPITAL
 Perpetual preferred stock and related surplus                                       0
 Common stock                                                                  915,576
 Surplus                                                                     4,656,010
 Undivided profits and capital reserves                                      1,478,713
 Net unrealized holding gains (losses) on available-for-sale
 securities                                                                    (64,959)
 Cumulative foreign currency translation adjustments                            10,949
                                                                           -----------
 TOTAL EQUITY CAPITAL                                                        6,996,289
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 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
    AND EQUITY CAPITAL                                                     $94,193,123
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I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein